Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Strong First Quarter 2011 Financial Results

LITTLETON, MA—(MARKET WIRE)—May 10, 2011— Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading multi-channel retailer of equestrian products, today reported financial results for the first quarter ended March 31, 2011.

Total revenues for the first quarter of 2011 increased 6.5% to $17.3 million, compared with $16.2 million achieved in the first quarter of 2010, and retail channel revenues increased 15.3% compared to the prior year.

“The first quarter of 2011 was extremely strong with improved metrics on all fronts. This is the first time since 2006 that Dover Saddlery has achieved a profit in the first quarter and, naturally, we are very pleased to report this outstanding success. Our customers are showing an increased interest in purchasing high-ticket items and store traffic into all our stores was very strong,” commented Stephen L. Day, president and CEO of Dover Saddlery. “In June, we will be opening our next store in Parker, Colorado, and we look forward to serving the very active Colorado equestrian community with our new and well merchandised Dover retail store.”

Gross profit margins increased 2 points to 38.0% in the first quarter of 2011, while selling, general and administrative expenses declined by by 2.1 points to 34.2% of revenues.

Net income for the first quarter of 2011 increased 165.0% to $125,000, or $0.02 per diluted share compared to a net loss of $(193,000), or $(0.04) per diluted share, in the first quarter of 2010.

As previously reported, Dover Saddlery has refinanced its subordinated debt by replacing it with a 7-year term note from RBS Citizens Bank. The amortization schedule is interest only for the first two years and level amortization thereafter. The lower interest rate will save approximately $350,000 per year.

The Company also reported the continued careful management of inventories, while maintaining optimal in-stock positions for maximum customer satisfaction.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. ET today to discuss the first quarter 2011 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/; this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2011, the prospects for overall revenue growth and profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(unaudited)
	Three Months Ended
	March 31,	March 31,
	2011	2010

Revenues, net- direct	$12,067	$11,701
Revenues, net – retail stores	5,218	4,525

Revenues, net — total	$17,285	$16,226
Cost of revenues	10,717	10,380

Gross profit	6,568	5,846
Selling, general and administrative expenses	5,920	5,893

Income (loss) from operations	648	(47)
Interest expense, financing and other related costs, net	374	251
Other investment loss, net	21	3

Income (loss) before income tax provision	253	(301)
Provision (benefit) for income taxes	128	(108)

Net income (loss)	$125	$(193)

Net income (loss) per share
Basic	$0.02	$(0.04)

Diluted	$0.02	$(0.04)

Number of shares used in per share calculation
Basic	5,287,000	5,264,000
Diluted	5,422,000	5,264,000

Other Operating Data:

Number of retail stores(1)	13	13
Capital expenditures	121	31
Gross profit margin	38.0%	36.0%

(1) Includes twelve Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$158	$745
Accounts receivable	468	533
Inventory	17,635	15,869
Prepaid catalog costs	1,514	930
Prepaid expenses and other current assets	741	901
Deferred income taxes	86	105

Total current assets	20,602	19,083
Net property and equipment	2,965	3,025

Other assets:
Deferred income taxes	871	848
Intangibles and other assets, net	543	593

Total other assets	1,414	1,441

Total assets	$24,981	$23,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$551	$97
Accounts payable	1,790	2,073
Accrued expenses and other current liabilities	3,885	5,425
Income taxes payable	156	414
Total current liabilities	6,382	8,009

Long-term liabilities:
Revolving line of credit	2,674	—
Subordinated notes payable, net	5,500	5,293
Capital lease obligation, net of current portion	65	89

Total long-term liabilities	8,239	5,382

Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 5,286,904 and 5,277,161 issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	1	1
Additional paid in capital	45,468	45,391
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(29,027)	(29,152)

Total stockholders’ equity	10,360	10,158

Total liabilities and stockholders’ equity	$24,981	$23,549

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31, 2011	March 31, 2010
Net income (loss)	$125	$(193)
Depreciation	181	186
Amortization of intangible assets	2	2
Stock-based compensation	62	45
Interest expense, financing and other related costs, net	374	251
Other investment loss	21	3
Provision (benefit) for income taxes	128	(108)

Adjusted EBITDA	$893	$186